EXHIBIT 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY U.S. STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT (BRITISH COLUMBIA) AND CERTAIN RESTRICTIONS UPON TRANSFER PURSUANT TO THE TERMS HEREOF AND ANY SHARES FOR WHICH THIS WARRANT IS EXERCISED ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS PURSUANT TO THE SECURITIES ACT (BRITISH COLUMBIA).

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 18, 2018.

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMITS PROVIDED HEREIN.

WARRANT TO PURCHASE SHARES

Company: Xenon Pharmaceuticals Inc., a corporation existing under the federal laws of Canada

Number of Shares: As set forth in Paragraph A below

Type/Series of Shares: Common Shares, no par value per share

Warrant Price: $2.43 per Share, subject to adjustment

Issue Date: December 18, 2017

Expiration Date: December 18, 2027See also Section 5.1(b).

Credit Facility:

This Warrant to Purchase Shares (“Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith among Silicon Valley Bank, the Company and Xenon Pharmaceuticals USA Inc. (as amended and/or modified and in effect from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant or of any Shares issued upon exercise hereof, “Holder”) is entitled to purchase up to such number of fully paid and non-assessable capital shares of the above-stated Type/Series of Shares (the “Class”) of the above-named company (the “Company”) as determined pursuant to Paragraph A below, at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.  Reference is made to Section 5.4 of this Warrant whereby Silicon Valley Bank shall transfer this Warrant to its parent company, SVB Financial Group.

A.Number of Shares.This Warrant shall be exercisable for the Initial Shares, plus the Additional Shares, if any (collectively, and as may be adjusted from time to time in accordance with the provisions hereof, the “Shares”).

(1)Initial Shares.As used herein, “Initial Shares” means 50,411 shares of the Class, subject to adjustment from time to time in accordance with the provisions of this Warrant.

(2)Additional Shares.Upon the making (if any) of each Tranche 2 Advance (as defined in the Loan Agreement) and each Tranche 3 Advance (as defined in the Loan Agreement) to the Company, this Warrant automatically shall become exercisable for such number of additional shares of the Class as shall equal (a)(i) 0.0175, multiplied by (ii) the amount of such Tranche 2 Advance or Tranche 3 Advance, as applicable, divided by (b) the Warrant Price in effect on and as of the date of such Tranche 2 Advance or Tranche 3 Advance, as applicable, subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant. All shares of the Class (if any) for which this Warrant shall become exercisable from time to time pursuant to this Paragraph A(2) and as may be adjusted from time to time thereafter in accordance with the provisions of this Warrant are referred to herein collectively and cumulatively as the “Additional Shares.”

SECTION 1. EXERCISE.

1.1Method of Exercise.  Holder may, at any time and from time to time on or before 6:00 PM, U.S. Pacific time, on the Expiration Date, exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2Cashless Exercise.  On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised.  Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X =	Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

1.3Fair Market Value.  If shares of the Class are then traded or quoted on a U.S. or Canadian nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of the Class reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company.  If shares of the Class are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4Delivery of Certificate and New Warrant.  Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise (which certificate may be in the form of an electronic certificate or DTC entry, to the extent used by the Company at the time of such exercise) and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6Treatment of Warrant Upon Acquisition of Company.

(a)Acquisition.  For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition, in each case of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company shareholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b)Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be Cashless Exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition.  In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise.  In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(c) Upon the closing of any Acquisition other than a Cash/Public Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant,

(d) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or similar reporting requirements under applicable Canadian law, and is then current in its filing of all required reports and other information under the Act and the Exchange Act or such Canadian law; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under U.S. federal or state securities laws, rules or regulations and/or Canadian federal or provincial securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1Share Dividends, Splits, Etc.  If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred.  If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased.  If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2Reclassification, Exchange, Combinations or Substitution.  Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and, if applicable, the Warrant Price shall be proportionately adjusted, in all cases subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3No Fractional Share.  No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.4Notice/Certificate as to Adjustments.  Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based.  The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1Representations and Warranties.  The Company represents and warrants to, and agrees with, the Holder that (i) all Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable U.S. and Canadian federal, provincial and state securities laws; and (ii) the Company shall at all times cause to be reserved and kept available out of its authorized and unissued share capital such number of shares of the Class as will be sufficient to permit the exercise in full of this Warrant.

3.2Notice of Certain Events.  If the Company proposes at any time to:

(a)declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

(b)offer for subscription or sale pro rata to all holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s share capital (other than pursuant to contractual pre-emptive rights);

(c)effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class; or

(d)effect an Acquisition or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall give Holder notice thereof at the same time and in the same manner as the Company notifies the holders of the outstanding shares of the Class; provided, that at all times, if any, when the Company shall not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act (or any corresponding reporting requirements under applicable Canadian securities law), then the Company shall give Holder written notice thereof as follows:

(1)in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any; and

(2)in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice).

SECTION 4. REPRESENTATIONS AND COVENANTS OF THE HOLDER.

The Holder represents and warrants to, and agrees with, the Company as follows:

4.1Purchase for Own Account.  Except for the one-time transfer from Silicon Valley Bank to its parent holding company SVB Financial Group described in the first sentence of Section 5.4 below, this Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act and applicable Canadian securities law. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2Disclosure of Information.  Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities.  Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3Investment Experience.  Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk.  Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4Accredited Investor Status.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act and of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”), and is purchasing the Warrant pursuant to an exemption from the prospectus requirements of applicable securities laws.

4.5Registration Exemptions.  Holder understands that this Warrant and the Shares issued upon exercise of this Warrant and any securities such Shares may be convertible or exchangeable into have not been registered with the Securities and Exchange Commission of the United States or the securities commission of any state or any securities authority in any province or territory of Canada by reason of their issuance in a transaction either: (i) exempt from the registration requirements of the Act pursuant to Section 4(a)(2) thereof or Rule 506 promulgated thereunder; or (ii) not subject to the registration requirements of the Act pursuant to Regulation S, nor have they been qualified by a prospectus under the laws of any province or territory of Canada and, accordingly, are subject to resale restrictions and may not be offered or sold except pursuant to an effective registration statement under the Act or receipted final prospectus under applicable Canadian provincial or territorial laws unless offered or sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Act or the prospectus or other requirements of applicable Canadian securities law.  In addition, Holder represents that it is familiar with Rule 144 promulgated pursuant to the Act and understands the resale limitations imposed hereby and by the Act and applicable Canadian securities law.

4.6No Shareholder Rights.  Without limiting any term or provision of this Warrant, Holder agrees that it will not have any rights as a shareholder of the Company (including, without limitation, voting rights) until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.

SECTION 5. MISCELLANEOUS.

5.1Term; Automatic Cashless Exercise Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, U.S. Pacific time, on the Expiration Date and shall be void thereafter.

(b)Automatic Cashless Exercise upon Expiration.  In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares issued upon such exercise to Holder (which certificate may be in the form of an electronic certificate or DTC entry, to the extent used by the Company at the time of such exercise).

5.2Legends.Each certificate or book entry position evidencing Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE SHARES ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED DECEMBER 18, 2017 (THE “WARRANT”), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESALE RESTRICTIONS PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT (BRITISH COLUMBIA) AND CERTAIN RESTRICTIONS UPON TRANSFER PURSUANT TO THE TERMS OF THE WARRANT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 18, 2018.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

5.3Compliance with Securities Laws on Transfer.  This Warrant and the Shares issued upon exercise of this Warrant may not be transferred or assigned in whole or in part except in compliance with applicable U.S. federal and state securities laws and applicable Canadian securities law by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act and NI 45-106.

5.4Transfer Procedure.  After receipt by Silicon Valley Bank of the executed Warrant, Silicon Valley Bank will transfer all of this Warrant to its parent company, SVB Financial Group.  By its acceptance of this Warrant, SVB Financial Group hereby makes to the Company each of the representations and warranties set forth in Section 4 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof.  Subject to the provisions of Section 5.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant and/or Shares being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee other than SVB Financial Group shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant.

5.5Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5.  All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn:  Treasury Department

3003 Tasman Drive, HC 215

Santa Clara, CA 95054

Telephone: (408) 654-7400

Facsimile:  (408) 988-8317

Email address: derivatives@svb.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Xenon Pharmaceuticals Inc.

Attn: Chief Financial Officer

200 – 3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada

Telephone: (604) 484-3300

Facsimile:

Email:

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

Attn: Steven V. Bernard

650 Page Mill Road

Palo Alto, California 94304

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

Email: sbernard@wsgr.com

5.6Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8Counterparts; Facsimile/Electronic Signatures.  This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.  Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, without giving effect to its principles regarding conflicts of law.

5.10Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11Business Days.  “Business Day” is any day that is not a Saturday, Sunday or a day on which Silicon Valley Bank is closed or a statutory holiday in the Province of British Columbia.

5.12Currency.As used herein, “$” and “dollars” shall refer to United States dollars.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

XENON PHARMACEUTICALS INC.

By:

Name:
(Print)
Title:

By:

Name:
(Print)
Title:

“HOLDER”

SILICON VALLEY BANK

By:

Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.The undersigned Holder hereby exercises its right to purchase ___________ Common/Series ______ Preferred [circle one] Shares of __________________  (the “Company”) in accordance with the attached Warrant To Purchase Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	check in the amount of $________ payable to order of the Company enclosed herewith
[ ]	Wire transfer of immediately available funds to the Company’s account
[ ]	Cashless Exercise pursuant to Section 1.2 of the Warrant
[ ]	Other [Describe] __________________________________________

2.Please issue a certificate or certificates representing the Shares in the name specified below:

___________________________________________

Holder’s Name

___________________________________________

___________________________________________

(Address)

3.By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Shares as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

31118764.7